Exhibit 1.1
ALLIED WASTE NORTH AMERICA, INC.
EACH ENTITY LISTED ON SCHEDULE A, AS GUARANTORS
$750,000,000
6.875% Senior Notes due 2017
Underwriting Agreement
February 26, 2007

$750,000,000
6.875% Senior Notes due 2017
OF
ALLIED WASTE NORTH AMERICA, INC.
UNDERWRITING AGREEMENT
UBS Securities LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities Inc.
as Representatives of the several Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171
Dear Sirs:
          Allied Waste North America, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to UBS Securities LLC (“UBS”), Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., and the other financial institutions listed in Schedule C hereto (each, an “Underwriter” and, collectively, the “Underwriters”) $750,000,000 in aggregate principal amount of its 6.875% Senior Notes due 2017 (the “Notes”), subject to the terms and conditions set forth herein. The Notes are to be issued pursuant to a Series Supplement (the “Supplement”), to be dated as of the Closing Date (as defined below), to an indenture (together with the Supplement, the “Indenture”), dated December 23, 1998, among the Company, the Guarantors (as defined below) and U.S. Bank National Association (the “Trustee”).
          The Notes will be guaranteed (the “Guarantees”) by Allied Waste Industries, Inc., a Delaware corporation (“Allied”), and each of the entities listed on Schedule A hereto (each, including Allied, a “Guarantor” and, collectively, the “Guarantors”).
          The Notes will be secured by a first priority lien on: (i) all of the capital stock of Browning-Ferris Industries, LLC’s (“BFI”) domestic Restricted Subsidiaries (the “Domestic Pledged Stock”); (ii) 65% of the capital stock of BFI’s foreign Restricted Subsidiaries (the “Foreign Pledged Stock”), (iii) all tangible and intangible assets (other than real property) currently owned by BFI and substantially all of BFI’s domestic Restricted Subsidiaries, and (iv) certain tangible and intangible assets of certain wholly-owned subsidiaries of Allied (collectively, the “Assets” and, along with the Domestic Pledged Stock and the Foreign Pledged Stock, the “Collateral”). BFI and its subsidiaries that own the Collateral (the “Grantor Subsidiaries”) entered into a Shared Collateral Pledge Agreement, dated July 30, 1999 and amended and restated as of April 29, 2003, among the Company, BFI, the Grantor Subsidiaries and the Collateral Trustee (as amended, the “Shared Collateral Pledge Agreement”), a Shared Collateral Security Agreement, dated July 30, 1999 and amended and restated as of April 29, 2003, among the Company, BFI, the Grantor Subsidiaries and the Collateral Trustee (as amended, the “Shared Collateral Security Agreement”) and a Collateral Trust Agreement, dated July 30, 1999 and amended and restated as of April 29, 2003, among the Company, BFI, the Grantor Subsidiaries and the Collateral Trustee (as amended, the “Collateral Trust Agreement” and, along with the Shared Collateral Pledge Agreement and Shared Collateral Security Agreement, the “Shared Collateral Agreements”). The Shared Collateral Agreements provide for the grant by BFI and its subsidiaries that own the Collateral to the Collateral Trustee for the ratable benefit of the Holders of the Notes of a pledge of, or a security interest in, as the case may be, the Collateral.
          The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, as amended (File No. 333-135092), including a prospectus, relating to the Notes, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Notes, copies of the prospectus included in the registration statement (the “Shelf Prospectus”) and copies of the preliminary prospectus supplement, relating to the Notes, filed by the Company with the Commission pursuant to Rule 424(b) under the Act (the “Preliminary Prospectus Supplement”), in each case as on file with the Commission when marketing efforts for the Notes began (the Shelf Prospectus and the Preliminary Prospectus Supplement together, the “Basic Prospectus”).
          Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time.
          Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Notes, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Notes.
          Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Shelf Prospectus attached to or used with the Prospectus Supplement.

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          “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Annex A attached hereto.
          “Disclosure Package,” as used herein, means the Basic Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.
          “Applicable Time,” as used herein, means 4:00 P.M., New York City time, on February 26, 2007.
          Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
          This Agreement, the Indenture, the Notes, the Guarantees and the Shared Collateral Agreements are hereinafter sometimes referred to collectively as the “Operative Documents.” Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.
1. Agreements to Sell and Purchase.
          On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the principal amount of the Notes set forth opposite the name of such Underwriter on Schedule C hereto at a purchase price equal to 98.50% of the principal amount thereof (the “Purchase Price”). The Company is advised that each Underwriter intends (i) to make a public offering of the Notes as soon after the date hereof as in your judgment is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus. Each Underwriter may from time to time increase or decrease the public offering price after the initial public offering to such extent as such Underwriter may determine without notice.
2. Delivery and Payment.
          (a) Delivery of, and payment of the Purchase Price for, the Notes shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022 or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New York City time, on March 12, 2007, or at such other time on the same date or such other date as shall be agreed upon by the Underwriters and the Company in writing.

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The time and date of such delivery and the payment for the Notes are herein called the “Closing Date.”
          (b) One or more of the Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company (“DTC”), having an aggregate principal amount corresponding to the aggregate principal amount of the Notes (collectively, the “Global Notes”), shall be delivered by the Company to the Underwriters (or as the Underwriters direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Underwriters of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Notes shall be made available to the Underwriters for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.
3. Agreements of the Company and the Guarantors.
          Each of the Company and the Guarantors hereby agrees with the Underwriters as follows:
          (a) To file the Prospectus Supplement pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Underwriters for use by the Underwriters and by dealers in connection with the offering of the Notes.
          (b) To advise the Underwriters promptly and, if requested by the Underwriters, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction designated by the Underwriters pursuant to Section 3(h) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes, which event makes any statement of a material fact made in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus untrue or that requires any additions to or changes in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus in order to make the statements therein not misleading. The Company and the Guarantors shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Company and the Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.
          (c) To furnish the Underwriters, and those persons identified by the Underwriters to the Company, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may from time

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to time reasonably request for the time period specified in Section 3(f); in case the Underwriters are required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Notes, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act. The Company consents to the use of the Prospectus, and any amendments and supplements thereto required pursuant hereto, by the Underwriters in connection with the offering and sale of the Notes.
          (d) If it is necessary for any post-effective amendment to the Registration Statement to be declared effective before the offering of the Notes may commence, the Company will endeavor to cause such post-effective amendment to be declared effective as soon as possible and the Company will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing, (i) when such post-effective amendment to the Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules).
          (e) To advise the Underwriters promptly and, if requested by the Underwriters, to confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.
          (f) During such period as a prospectus is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering and sale of the Notes by the Underwriters, (i) to advise the Underwriters promptly, and if requested by the Underwriters, to confirm such advice in writing, of any proposal to amend or supplement the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide the Underwriters and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Underwriters shall reasonably object in writing and (ii) to prepare promptly upon any Underwriter’s reasonable request any amendment or supplement to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus which in the reasonable opinion of the counsel for the Underwriters is believed to be necessary under the Act.
          (g) To advise the Underwriters promptly, during the period referred to in Section 3(f) above, if any event shall occur or condition shall exist as a result of which, it becomes necessary to amend or supplement the Registration Statement, the Basic Prospectus, the

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Prospectus or any Permitted Free Writing Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if it is necessary to amend or supplement the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus to comply with the Act, and forthwith to prepare and file with the Commission an appropriate amendment or supplement to such Registration Statement, Basic Prospectus, Prospectus, Permitted Free Writing Prospectus so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Registration Statement, Basic Prospectus, Prospectus or Permitted Free Writing Prospectus will comply with applicable law, and to furnish to the Underwriters and such other persons as the Underwriters may designate such number of copies thereof as the Underwriters may reasonably request.
          (h) Prior to the sale of all Notes as contemplated hereby, to cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Notes for offer and sale to the Underwriters under the securities or Blue Sky laws of such jurisdictions as the Underwriters may request and to continue such registration or qualification in effect so long as required and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither the Company nor any Guarantor shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the offering and sale of the Notes, in any jurisdiction in which it is not now so subject.
          (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and the Guarantors and accountants of the Company and the Guarantors in connection with the sale and delivery of the Notes to the Underwriters and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto (including financial statements), including the mailing and delivering of copies thereof to the Underwriters and persons designated by them in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Notes, (iv) all expenses in connection with the registration or qualification of the Notes and the Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Blue Sky memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Notes and the Guarantees, (vi) the fees and expenses of the Trustee and the reasonable fees and disbursements of the Trustee’s counsel in connection with the Indenture, the Notes and the Guarantees, (vii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (viii) any fees charged by rating agencies for the rating of the Notes,

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and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as specifically provided in this Section and Sections 5 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.
          (j) To obtain the approval of DTC for “book-entry” transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.
          (k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any Guarantor substantially similar to the Notes and the Guarantees (other than (i) the Notes and the Guarantees and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Underwriters.
          (l) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes and the related Guarantees.
          (m) Subject to Section 3(f) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company and the Guarantors with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes.
          (n) To pay the fees applicable to the Registration Statement in connection with the offering of the Notes within the time required by Rule 456 under the Act (without reliance on subsection (b)(1)(i) thereof) and in compliance with Rule 456(r) under the Act.
          (o) To make generally available to its security holders, and to deliver to the Underwriters, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period.
          (p) If requested by an Underwriter, to furnish to such Underwriter one copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein).
          (q) To the extent not otherwise available on EDGAR (as defined in Regulation S-T), to furnish to each Underwriter promptly (i) for a period of five years from the date of this Agreement (x) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (y) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission and

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(z) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and (ii) for the period referenced in Section 3(f) above, such other information as such Underwriter may reasonably request regarding the Company or its subsidiaries.
          (r) To comply with Rule 433(g) under the Act.
          (s) Not, at any time at or after the execution of this Agreement, to offer or sell any Notes by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Notes, in each case other than the Prospectus or any Permitted Free Writing Prospectus.
          (t) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes and the Guarantees.
4. Representations, Warranties and Agreements of the Company and the Guarantors.
          As of the date hereof, each of the Company and the Guarantors, as applicable, represents and warrants to, and agrees with, the Underwriters that:
          (a) The Registration Statement has heretofore become effective under the Act; the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act), and, as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge after due inquiry, are threatened by the Commission.
          (b) The Disclosure Package, as of the Applicable Time did not, and as of the Closing Date will not, contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus, as amended and supplemented, as of the date thereof and as of the Closing Date, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Basic Prospectus or the Prospectus; and each Permitted Free Writing Prospectus, together with the Prospectus, as of the date thereof did not, and as of the Closing Date will not, contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein. No statement of a material fact included in the Prospectus shall have been omitted from the

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Disclosure Package and no statement of a material fact included in the Disclosure Package shall be omitted from the Prospectus.
          (c) The Registration Statement and the Basic Prospectus conform, and the Prospectus Supplement, the Prospectus and any amendments to the Registration Statement, the Basic Prospectus or the Prospectus will conform, in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement, as of the Effective Time, and as amended or supplemented as of the time of the filing of any amendment or supplement thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Basic Prospectus, as of the time of the filing thereof, and as amended or supplemented as of the time of the filing of any amendment or supplement thereto, did not and will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein.
          (d) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Notes by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Notes, in each case other than the Basic Prospectus and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Underwriters, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the Basic Prospectus, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Underwriters is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Notes, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; and the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Notes contemplated by the Registration Statement.
          (e) The documents incorporated by reference into the Registration Statement, the Basic Prospectus, the Prospectus and any amendments to the Registration Statement, the Basic Prospectus or the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

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          (f) Each of Allied and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of Allied and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
          (g) All outstanding shares of capital stock of Allied and the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.
          (h) The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of Allied. All of the outstanding shares of capital stock or other equity interests of each of the subsidiaries of Allied have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by Allied, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a “Lien”), except for (i) Liens to be created in connection with the issuance of the Notes, (ii) Liens as otherwise disclosed in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus and (iii) such other Liens that could not reasonably be expected to have a Material Adverse Effect. Each Subsidiary of the Company (other than Saguaro National Insurance Company, Global Indemnity Assurance Company, Commercial Reassurance Limited and Allied Receivables Funding Incorporated) will be a “Restricted Subsidiary” within the meaning of the Indenture.
          (i) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.
          (j) The Indenture has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Guarantors. When the Indenture has been duly executed and delivered by the Company and each of the Guarantors, the Indenture will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors’ rights and remedies generally and (ii) general principles of equity, including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies (whether such principles are considered in a proceeding at law or equity). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “TIA” or “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

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          (k) The Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors’ rights and remedies generally and (ii) general principles of equity, including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies (whether such principles are considered in a proceeding at law or equity). On the Closing Date, the Notes will conform in all material respects to the description thereof contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus.
          (l) The Guarantee to be endorsed on the Notes by each Guarantor has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Guarantor. When the Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors’ rights and remedies generally and (ii) general principles of equity, including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies (whether such principles are considered in a proceeding at law or equity). On the Closing Date, the Guarantees to be endorsed on the Notes will conform in all material respects to the description thereof contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus.
          (m) The Shared Collateral Agreements have been duly authorized, executed and delivered by the Company, BFI and the Grantor Subsidiaries and are valid and binding obligations of the Company, BFI and the Grantor Subsidiaries with respect to the Notes, enforceable against the Company, BFI and the Grantor Subsidiaries, as applicable, in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principals of general applicability. On the Closing Date, the Shared Collateral Agreements will conform in all material respects to the description thereof contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus.
          (n) The Shared Collateral Agreements, assuming due execution and delivery by each of the parties thereto other than the Company and Allied, create a valid security interest in favor of the Collateral Trustee for the benefit of the Holders of the Notes in that portion of the Collateral described in Section 2.01 of the Shared Collateral Security Agreement and in that portion of the collateral described in Section 2 of the Shared Collateral Pledge Agreement in

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which a valid security interest may be created under Article 9 of the UCC of the State of New York.
          (o) Neither Allied nor any of its subsidiaries is (x) in violation of its respective charter or by-laws or (y) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Allied and its subsidiaries, taken as a whole, to which Allied or any of its subsidiaries is a party or by which Allied or any of its subsidiaries or their respective property is bound, which violation or default, in the case of this clause (y), could reasonably be expected to have a Material Adverse Effect.
          (p) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and each of the Guarantors, compliance by the Company and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby, thereby and by the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (other than registration of the sale of the Notes under the Act, which has been effected, and except such as may be required under the securities or Blue Sky laws of the various states or under the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”)), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of Allied or any of its subsidiaries, (iii) conflict with or constitute a breach of any of the terms or provisions of, or a default under any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Allied and its subsidiaries, taken as a whole, to which Allied or any of its subsidiaries is a party or by which Allied or any of its subsidiaries or their respective property is bound, or, in the case of this clause (iii), which violation or default could reasonably be expected to have a Material Adverse Effect, (iv) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Allied, any of its subsidiaries or their respective property, which violation or conflict could reasonably be expected to have a Material Adverse Effect, (v) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which Allied or any of its subsidiaries is a party or by which Allied or any of its subsidiaries or their respective property is bound which Lien could reasonably be expected to have a Material Adverse Effect, or (vi) result in the termination, suspension or revocation of any Authorization (as defined below) of Allied or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization which termination, suspension or revocation could reasonably be expected to have a Material Adverse Effect.
          (q) Except as set forth in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus, no person (i) has the right to act as an underwriter or as a financial advisor to the Company or any Guarantor in connection with the offer and sale of the Notes, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Notes as contemplated thereby or otherwise; or (ii) has the right, contractual or otherwise, to cause the Company or any Guarantor to register under the Act any securities of the Company or any Guarantor, or to include any such securities in the Registration

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Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Notes as contemplated thereby or otherwise.
          (r) Except as set forth in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus, there are no legal or governmental proceedings pending or threatened to which Allied or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement, the Basic Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.
          (s) Except as set forth in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus, neither Allied nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.
          (t) Except as set forth in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.
          (u) Each of Allied and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of Allied and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

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          (v) The accountants, PricewaterhouseCoopers LLP, who have certified the financial statements and supporting schedules as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, incorporated by reference in the Registration Statement, the Basic Prospectus and the Prospectus, are independent registered public accountants with respect to the Company and the Guarantors, as required by the Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.
          (w) The historical financial statements, together with related schedules and notes forming part of the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, present fairly the consolidated financial position, results of operations, stockholders’ equity and cash flows of Allied and its subsidiaries on the basis stated in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in compliance with the requirements of the Act and in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the other financial and statistical information and data contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus (or any amendment or supplement to any of the foregoing) or any Permitted Free Writing Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company; there are no financial statements that are required to be included or incorporated by reference in the Registration Statement, the Basic Prospectus or the Prospectus that are not included or incorporated by reference as required; and Allied and its subsidiaries do not have any liabilities or obligations, direct or contingent (including any off-balance sheet obligations) that would result in a Material Adverse Effect, not described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus.
          (x) Neither Allied nor the Company is, and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Registration Statement, the Basic Prospectus and the Prospectus, neither of them will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
          (y) Neither Allied nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.
          (z) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor.
          (aa) Since the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing

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Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, other than as set forth in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of Allied and its subsidiaries, taken as a whole, (ii) there has not occurred any transaction which is material to Allied and its subsidiaries, taken as a whole, (iii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of Allied or any of its subsidiaries and (iv) neither Allied nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.
          (bb) Allied and each of its subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as being owned by any of them, free and clear of all Liens, except for (i) Liens to be created in connection with the issuance of the Notes, (ii) Liens disclosed in the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus and (iii) such other Liens which could not reasonably be expected to have a Material Adverse Effect; all the material property described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as being held under lease by Allied or a subsidiary is held thereby under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.
          (cc) Neither Allied nor any of its subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to Allied’s knowledge after due inquiry, threatened against Allied or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to Allied’s knowledge after due inquiry, threatened against Allied or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of Allied or any of its subsidiaries, (ii) to Allied’s knowledge after due inquiry, no union organizing activities are currently taking place concerning the employees of Allied or any of its subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of Allied or any of its subsidiaries.
          (dd) Allied maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is

15

compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (ee) Allied has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Allied, including its consolidated subsidiaries, is made known to the Allied’s Chief Executive Officer and its Chief Financial Officer by others within those entities; Allied’s independent auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect Allied’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in Allied’s internal controls; any material weaknesses in internal controls have been identified to Allied’s independent auditors; and since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
          (ff) The operations of Allied and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Allied or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of Allied, threatened that would have a Material Adverse Effect.
          (gg) Neither Allied nor any of its subsidiaries nor, to the knowledge of Allied, any director, officer, agent, employee or affiliate (as defined in Rule 405 of Regulation C of the Act) of Allied or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).
          (hh) Neither Allied nor any of its subsidiaries nor, to Allied’s knowledge after due inquiry, any employee or agent of Allied or its subsidiaries has made any payment of funds of Allied or its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Basic Prospectus or the Prospectus.
          (ii) To Allied’s knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of Allied’s officers, directors or 5% or greater security holders, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus.
          (jj) Each certificate signed by any officer of the Company or any Guarantor and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a

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representation and warranty by the Company or such Guarantor to the Underwriters as to the matters covered thereby.
          (kk) All indebtedness of the Company and the Guarantors that will be repaid with the proceeds of the issuance and sale of the Notes was incurred, and the indebtedness represented by the Notes is being incurred, for proper purposes and in good faith and each of the Company and the Guarantors was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes) sufficient capital for carrying on their respective business and were, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Notes) able to pay their respective debts as they mature.
          (ll) No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Notes or the Guarantees, or suspends the sale of the Notes or the Guarantees in any jurisdiction referred to in Section 3(h); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Notes or the Guarantees in any jurisdiction referred to in Section 3(h).
          (mm) Allied and its subsidiaries, and any director or officer of Allied and its subsidiaries in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
          The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 hereof, counsel to the Company and the Guarantors and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.
5. Indemnification.
          (a) The Company and each Guarantor agree, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, its officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company becoming

17

effective after the date of this Agreement) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, claim, damage, liability or judgment arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Company expressly for use in, the Registration Statement or (ii) any untrue statement or alleged untrue statement of a material fact included in the Disclosure Package, any Prospectus (the term Prospectus for the purpose of this Section 5 being deemed to include the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or any Guarantor or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, claim, damage, liability or judgment arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus.
          (b) The Underwriters, severally and not jointly, agree to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers who have signed the Registration Statement and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) which, jointly or severally, the Company, the Guarantors or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, claim, damage, liability or judgment arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Company expressly for use in, the Disclosure Package, any Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the

18

light of the circumstances under which they were made, not misleading. The Company and the Guarantors acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Notes and, under the heading “Underwriting”, (i) the fifth paragraph related to overallotment, stabilization and syndicate covering transactions and (ii) the last paragraph (describing the relationships between the Underwriters and the Company), in each of the Basic Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Disclosure Package, any Prospectus or any Permitted Free Writing Prospectus.
          (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 5(a) or 5(b) (the “indemnified party”), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 5(a) and 5(b), the Underwriters shall not be required to assume the defense of such action pursuant to this Section 5(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Underwriters). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by UBS, in the case of the parties indemnified pursuant to Section 5(a), and by the Company and the Guarantors, in the case of parties indemnified pursuant to Section 5(b). The indemnifying party shall not be obligated to indemnify and hold harmless any indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected without the indemnifying party’s written consent (which shall not be unreasonably withheld). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the

19

subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 5, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 45 days prior notice of its intention to settle.
          (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters on the other hand, from the offering of the Notes or (ii) if the allocation provided by clause 5(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 5(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (after discounts and commissions, but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters bear to the total price to investors of the Notes, in each case, as set forth in this Agreement. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Company, the Guarantors, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation even if the Underwriters were treated as one entity for such purpose or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 5, the Underwriters shall not be required to contribute any amount in excess of the amount by which

20

the total discounts and commissions received by such Underwriters exceeds the amount of any damages which the Underwriters has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Notes purchased by each of the Underwriters hereunder and not joint.
          (e) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
6. Conditions of Underwriters’ Obligations.
          The obligations of the Underwriters to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions:
          (a) All the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.
          (b) On or after the Applicable Time, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended negative change, in the outlook for any rating of the Company or any Guarantor or any securities of the Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.
          (c) The Registration Statement shall have remained effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 3(a) of this Agreement and no Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.
          (d) Prior to the Closing Date, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall

21

not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (vi) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of Allied and its subsidiaries, taken as a whole; (vii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of Allied or any of its subsidiaries; and (viii) neither Allied nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 6(d)(vi), 6(d)(vii) or 6(d)(viii), in your reasonable judgment, is material and adverse and, in your reasonable judgment, makes it impracticable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.
          (e) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the Chief Financial Officer and the Treasurer of the Company and each of the Guarantors, confirming the matters set forth in Sections 6(a) and 6(b) of this Agreement and stating that (i) they have reviewed the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, and (ii) each of the Company and the Guarantors has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.
          (f) You shall have received on the Closing Date an opinion, including a 10b-5 statement (in each case reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Latham & Watkins LLP, counsel for the Company and the Guarantors, to the effect set forth on Exhibit A attached hereto and an opinion (reasonably satisfactory to you and counsel for the Underwriters) of Jo Lynn White, Esq., Vice President, Deputy General Counsel and Assistant Corporate Secretary of the Company to the effect set forth on Exhibit B attached hereto. In addition, you shall have received opinions (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of counsel to the Company and the Guarantors (reasonably satisfactory to you and counsel for the Underwriters) as to such matters as you may reasonably request with respect to Guarantors organized outside the states of New York and Delaware which are identified as Significant Subsidiaries (within the meaning of Rule 1-02 of Regulation S-X under the Act) in an officer’s certificate addressed to you and dated the Closing Date.
          The opinions of Latham & Watkins LLP and Jo Lynn White, Esq. described in Section 6(f) above shall be rendered to you at the request of the Company and the Guarantors and shall so state therein.

22

          (g) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Cravath, Swaine & Moore LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.
          (h) The Underwriters shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters from PricewaterhouseCoopers LLP, the independent registered public accounting firm of the Company, containing the information and statements of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained and incorporated by reference in each of the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
          (i) The Underwriters shall have received a counterpart, conformed as executed, of the Indenture, including all supplements thereto relating to the Notes, which shall have been entered into by the Company, the Guarantors and the Trustee.
          (j) The Prospectus Supplement shall be satisfactory in all material respects to the Underwriters and counsel for the Underwriters.
          (k) Neither the Company nor the Guarantors shall have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Guarantors, as the case may be, at or prior to the Closing Date.
7. Effectiveness of Agreement and Termination.
          This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.
          The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives of the Underwriters, since the time of the execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Basic Prospectus and the Prospectus (exclusive of any amendments or supplements thereto) and the Permitted Free Writing Prospectuses, if any, (x) there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, condition (financial or otherwise) or results of operation of Allied and its subsidiaries taken as a whole, which would, in UBS’s judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectuses and the Prospectus (exclusive of any amendments or supplements thereto) and the Permitted Free Writing Prospectuses, if any, or (y) there shall have occurred: (i) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including UBS, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the public offering or the delivery of the Notes, (ii) the suspension or

23

material limitation of trading in securities or other instruments on the New York Stock Exchange, (iii) the suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, condition (financial or otherwise) or results of operations of Allied and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities, (vi) any change in United States or international financial, political or economic conditions as would, in the judgment or a majority in interest of the Underwriters, including UBS, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market or (vii) any major disruption of settlements of securities or clearance services in the United States.
          If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase the Notes which it or they have agreed to purchase hereunder on such date, other than as a result of a failure by the Company and the Guarantors to meet the conditions set forth in Section 6 or the termination of this Agreement pursuant to the immediately prior paragraph of this Section 7, and the aggregate principal amount of the Notes which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of the Notes set forth opposite its name in Schedule C bears to the aggregate principal amount of the Notes which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as the non-defaulting Underwriters may specify, to purchase the Notes which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Notes which any Underwriter has agreed to purchase pursuant to Section 1 hereof be increased pursuant to this Section 7 by an amount in excess of one-ninth of such principal amount of the Notes without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase the Notes and the aggregate principal amount of the Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Notes to be purchased by all Underwriters and arrangements satisfactory to the Underwriters and the Company for purchase of such the Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Basic Prospectus, the Prospectus or the Free Writing Prospectuses, if any, or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

24

8. Submission to Jurisdiction; Waiver of Jury Trial.
          No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Company hereby waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon itself and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
9. Miscellaneous.
          Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or any Guarantor, to 18500 North Allied Way, Phoenix, AZ 85054, (480) 627-2700, Attention: Peter S. Hathaway and (ii) if to the Underwriters, c/o UBS Securities LLC, 299 Park Avenue, New York, NY 10171, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.
          The respective indemnities, contribution agreements, representations and warranties of the Company, the Guarantors and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers, directors or affiliates of the Underwriters, any person controlling the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, any Guarantor, the officers who have signed the Registration Statement, directors of the Company or any Guarantor, or any person controlling the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.
          If for any reason the Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 7), the Company and each Guarantor, jointly and severally, agree to reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company and the Guarantors shall be liable for all expenses which they have agreed to pay pursuant to Section 3(i) hereof. The Company and each Guarantor also agree, jointly and severally, to reimburse the Underwriters and their officers, directors and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all reasonable fees and expenses (including without limitation the reasonable fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 5).

25

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Underwriters, the Underwriters’ respective directors and officers, any controlling persons referred to herein, the directors of the Company and the Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Notes from the Underwriters merely because of such purchase.
          This Agreement shall be governed and construed in accordance with the laws of the State of New York.
          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.
10. No Fiduciary Relationship.
          The Company and each Guarantor each hereby acknowledge that each Underwriter is acting solely as underwriter in connection with the purchase and sale of the Company’s securities. The Company and each Guarantor each further acknowledge that each Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that any Underwriter acts or be responsible as a fiduciary to the Company or any Guarantor, their respective management, stockholders or creditors or any other person in connection with any activity that such Underwriter may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. Each Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Company or any Guarantor, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and each Guarantor each hereby confirm their understanding and agreement to that effect. The Company, each Guarantor and each Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any Underwriter to the Company or any Guarantor regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or any Guarantor.
11. Additional Information.
          Each of the Underwriters is not a bank and is separate from any bank that may be affiliated thereto. Because each of the Underwriters is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by each of the Underwriters are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
          Lending affiliates of any of the Underwriters may have lending relationships with issuers of securities underwritten or privately placed by such Underwriter. To the extent

26

required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by such Underwriter will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of such Underwriters.

27

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Underwriters.

Very truly yours,

ALLIED WASTE NORTH AMERICA, INC.

By:	/s/ Peter S. Hathaway

Name: Peter S. Hathaway
Title: Executive Vice President

ALLIED WASTE INDUSTRIES, INC.

By:	/s/ Peter S. Hathaway

Name: Peter S. Hathaway
Title: Executive Vice President and Chief Financial Officer

EACH ENTITY LISTED ON SCHEDULE A,
as Guarantors

By:	/s/ Michael S. Burnett

Name: Michael S. Burnett
Title: Treasurer
[SIGNATURES CONTINUE ON NEXT PAGE]

The foregoing Purchase Agreement is hereby
confirmed and accepted as of the date first
above written.
UBS SECURITIES LLC
for itself and on behalf of the several
Underwriters listed on Schedule C hereto

By:	/s/ Matthew S. Clark

Name: Matthew S. Clark
Title: Executive Director
By:	/s/ Harry Kang

Name: Harry Kang
Title: Associate Director

SCHEDULE A
Guarantors
CORPORATIONS

Name of Company	State of Incorporation
Action Disposal, Inc.	Texas
Ada County Development Company, Inc.	Idaho
Adrian Landfill, Inc.	Michigan
ADS of Illinois, Inc.	Illinois
ADS, Inc.	Oklahoma
Agri-Tech, Inc. of Oregon	Oregon
Alabama Recycling Services, Inc.	Alabama
Albany-Lebanon Sanitation, Inc.	Oregon
Allied Acquisition Pennsylvania, Inc.	Pennsylvania
Allied Acquisition Two, Inc.	Massachusetts
Allied Enviroengineering, Inc.	Delaware
Allied Green Power, Inc.	Delaware
Allied Nova Scotia, Inc.	Delaware
Allied Waste Alabama, Inc.	Delaware
Allied Waste Company, Inc.	Delaware
Allied Waste Hauling of Georgia, Inc.	Georgia
Allied Waste Holdings (Canada) Ltd.	Delaware
Allied Waste Industries (Arizona), Inc.	Arizona
Allied Waste Industries (New Mexico), Inc.	New Mexico
Allied Waste Industries (Southwest), Inc.	Arizona
Allied Waste Industries of Georgia, Inc.	Georgia
Allied Waste Industries of Illinois, Inc.	Illinois
Allied Waste Industries of Northwest Indiana, Inc.	Indiana
Allied Waste Industries of Tennessee, Inc.	Tennessee
Allied Waste Industries, Inc.	Delaware
Allied Waste Landfill Holdings, Inc.	Delaware
Allied Waste North America, Inc.	Delaware
Allied Waste of California, Inc.	California
Allied Waste of Long Island, Inc.	New York
Allied Waste of New Jersey, Inc.	New Jersey
Allied Waste Rural Sanitation, Inc.	Delaware
Allied Waste Services of Page, Inc.	Idaho
Allied Waste Services of Stillwater, Inc.	Oklahoma
Allied Waste Systems Holdings, Inc.	Delaware
Allied Waste Systems, Inc.	Delaware
Allied Waste Transfer Services of Utah, Inc.	Utah

Name of Company	State of Incorporation
Allied Waste Transportation, Inc.	Delaware
American Disposal Services of Illinois, Inc.	Delaware
American Disposal Services of Kansas, Inc.	Kansas
American Disposal Services of Missouri, Inc.	Oklahoma
American Disposal Services of New Jersey, Inc.	Delaware
American Disposal Services of West Virginia, Inc.	Delaware
American Disposal Services, Inc.	Delaware
American Disposal Transfer Services of Illinois, Inc.	Delaware
American Materials Recycling Corp.	New Jersey
American Sanitation, Inc.	Idaho
Apache Junction Landfill Corporation	Arizona
Area Disposal, Inc.	Illinois
Atlantic Waste Holding Company, Inc.	Massachusetts
Attwoods of North America, Inc.	Delaware
Automated Modular Systems, Inc.	New Jersey
Autoshred, Inc.	Missouri
AWIN Leasing Company, Inc.	Delaware
AWIN Management, Inc.	Delaware
BBCO, Inc.	Delaware
Belleville Landfill, Inc.	Missouri
BFI Atlantic, Inc.	Delaware
BFI Energy Systems of Albany, Inc.	Delaware
BFI Energy Systems of Delaware County, Inc.	Delaware
BFI Energy Systems of Essex County, Inc.	New Jersey
BFI Energy Systems of Hempstead, Inc.	Delaware
BFI Energy Systems of Niagara II, Inc.	Delaware
BFI Energy Systems of Niagara, Inc.	Delaware
BFI Energy Systems of SEMASS, Inc.	Delaware
BFI Energy Systems of Southeastern Connecticut, Inc.	Delaware
BFI International, Inc.	Delaware
BFI REF-FUEL, INC.	Delaware
BFI Trans River (GP), Inc.	Delaware
BFI Transfer Systems of New Jersey, Inc.	New Jersey
BFI Waste Systems of New Jersey, Inc.	New Jersey
BFI Waste Systems of North America, Inc.	Delaware
Bio-Med of Oregon, Inc.	Oregon
Bond County Landfill, Inc.	Delaware
Borrego Landfill, Inc.	California
Borrow Pit Corp.	Illinois
Brickyard Disposal & Recycling, Inc.	Illinois
Browning-Ferris Financial Services, Inc.	Delaware
Browning-Ferris Industries Chemical Services, Inc.	Nevada
Browning-Ferris Industries of California, Inc.	California
Browning-Ferris Industries of Florida, Inc.	Delaware

Name of Company	State of Incorporation
Browning-Ferris Industries of Illinois, Inc.	Delaware
Browning-Ferris Industries of New Jersey, Inc.	New Jersey
Browning-Ferris Industries of New York, Inc.	New York
Browning-Ferris Industries of Ohio, Inc.	Delaware
Browning-Ferris Industries of Tennessee, Inc.	Tennessee
Browning-Ferris Industries, Inc. (MA)	Massachusetts
Browning-Ferris Services, Inc.	Delaware
Browning-Ferris, Inc.	Maryland
Bunting Trash Service, Inc.	Colorado
Capitol Recycling and Disposal, Inc.	Oregon
CC Landfill, Inc.	Delaware
CECOS International, Inc.	New York
Celina Landfill, Inc.	Ohio
Central Arizona Transfer, Inc.	Arizona
Central Sanitary Landfill, Inc.	Michigan
Chambers Development of North Carolina, Inc.	North Carolina
Charter Evaporation Resource Recovery Systems	California
Cherokee Run Landfill, Inc.	Ohio
Citizens Disposal, Inc.	Michigan
City-Star Services, Inc.	Michigan
Clarkston Disposal, Inc.	Michigan
Cocopah Landfill, Inc.	Delaware
Copper Mountain Landfill, Inc.	Delaware
Corvallis Disposal Co.	Oregon
County Disposal (Ohio), Inc.	Delaware
County Disposal, Inc.	Delaware
County Landfill, Inc.	Delaware
Dallas Disposal Co.	Oregon
Delta Container Corporation	California
Delta Dade Recycling Corp.	Florida
Delta Paper Stock, Co.	California
Delta Resources Corp.	Florida
Delta Site Development Corp.	Florida
Delta Waste Corp.	Florida
Dempsey Waste Systems II, Inc.	Ohio
Denver RL North, Inc.	Colorado
Dinverno, Inc.	Michigan
DTC Management, Inc.	Indiana
Eagle Industries Leasing, Inc.	Michigan
ECDC Environmental of Humboldt County, Inc.	Delaware
ECDC Holdings, Inc.	Delaware
Elder Creek Transfer & Recovery, Inc.	California
Environmental Development Corp.	Delaware

Name of Company	State of Incorporation
Environmental Reclamation Company	Illinois
Environtech, Inc.	Delaware
Evergreen Scavenger Services, Inc.	Delaware
F. P. McNamara Rubbish Removal, Inc.	Massachusetts
Forward, Inc.	California
Fred Barbara Trucking Co., Inc.	Illinois
G. Van Dyken Disposal Inc.	Michigan
GEK, Inc.	Alabama
General Refuse Rolloff Corp.	Delaware
Georgia Recycling Services, Inc.	Delaware
Golden Waste Disposal, Inc.	Georgia
Grants Pass Sanitation, Inc.	Oregon
Great Lakes Disposal Service, Inc.	Delaware
Gulfcoast Waste Service, Inc.	Florida
Harland’s Sanitary Landfill, Inc.	Michigan
Illinois Landfill, Inc.	Illinois
Illinois Recycling Services, Inc.	Illinois
Illinois Valley Recycling, Inc.	Illinois
Imperial Landfill, Inc.	California
Independent Trucking Company	California
Ingrum Waste Disposal, Inc.	Illinois
International Disposal Corp. of California	California
Island Waste Services Ltd.	New York
Jetter Disposal, Inc.	Iowa
Kankakee Quarry, Inc.	Illinois
Keller Canyon Landfill Company	California
Keller Drop Box, Inc.	Oregon
La Cañada Disposal Company, Inc.	California
Lake Norman Landfill, Inc.	North Carolina
LandComp Corporation	Illinois
Lathrop Sunrise Sanitation Corporation	California
Lee County Landfill, Inc.	Illinois
Liberty Waste Holdings, Inc.	Delaware
Loop Recycling, Inc.	Illinois
Loop Transfer, Incorporated	Illinois
Louis Pinto & Son, Inc., Sanitation Contractors	New Jersey
Lucas County Land Development, Inc.	Delaware
Manumit of Florida, Inc.	Florida
McInnis Waste Systems, Inc.	Oregon
Mesa Disposal, Inc.	Arizona
Midway Development Company, Inc.	Arizona
Mississippi Waste Paper Company	Mississippi

Name of Company	State of Incorporation
Mountain Home Disposal, Inc.	Delaware
NationsWaste Catawba Regional Landfill, Inc.	South Carolina
NationsWaste, Inc.	Delaware
Ncorp, Inc.	Delaware
New Morgan Landfill Company, Inc.	Pennsylvania
Newco Waste Systems of New Jersey, Inc.	New Jersey
Noble Road Landfill, Inc.	Ohio
Northlake Transfer, Inc.	Illinois
Oakland Heights Development, Inc.	Michigan
Oscar’s Collection System of Fremont, Inc.	Nebraska
Otay Landfill, Inc.	California
Ottawa County Landfill, Inc.	Delaware
Palomar Transfer Station, Inc.	California
Peltier Real Estate Company	Oregon
Pinal County Landfill Corp.	Arizona
Pittsburg County Landfill, Inc.	Oklahoma
Port Clinton Landfill, Inc.	Ohio
Portable Storage Co.	Oregon
Preble County Landfill, Inc.	Ohio
Price & Sons Recycling Company	Georgia
Rabanco Recycling, Inc.	Washington
Rabanco, Ltd.	Washington
Ramona Landfill, Inc.	California
RC Miller Enterprises, Inc.	Ohio
RC Miller Refuse Service, Inc.	Ohio
RCS, Inc.	Illinois
Resource Recovery, Inc.	Kansas
Risk Services, Inc.	Delaware
Rock Road Industries, Inc.	Missouri
Ross Bros. Waste & Recycling Co.	Ohio
Rossman Sanitary Service, Inc.	Oregon
Roxana Landfill, Inc.	Illinois
Royal Holdings, Inc.	Michigan
S & S Recycling, Inc.	Georgia
Saline County Landfill, Inc.	Illinois
San Marcos NCRRF, Inc.	California
Sangamon Valley Landfill, Inc.	Delaware
Sanitary Disposal Service, Inc.	Michigan
Sauk Trail Development, Inc.	Michigan
Shred — All Recycling Systems, Inc.	Illinois
Source Recycling, Inc.	Oregon
Standard Disposal Services, Inc.	Michigan

Name of Company	State of Incorporation
Standard Environmental Services, Inc.	Michigan
Standard Waste, Inc.	Delaware
Streator Area Landfill, Inc.	Illinois
Suburban Transfer, Inc.	Illinois
Suburban Warehouse, Inc.	Illinois
Summit Waste Systems, Inc.	Arizona
Sunrise Sanitation Service, Inc.	California
Sunset Disposal Service, Inc.	California
Sunset Disposal, Inc.	Kansas
Sycamore Landfill, Inc.	California
Tate’s Transfer Systems, Inc.	Missouri
Taylor Ridge Landfill, Inc.	Delaware
Tennessee Union County Landfill, Inc.	Delaware
The Ecology Group, Inc.	Ohio
Thomas Disposal Service, Inc.	Missouri
Tom Luciano’s Disposal Service, Inc.	New Jersey
Total Solid Waste Recyclers, Inc.	New Jersey
Tri-State Recycling Services, Inc.	Illinois
Tri-State Refuse Corporation	Arizona
Tricil (N.Y.), Inc.	New York
United Disposal Service, Inc.	Oregon
Upper Rock Island County Landfill, Inc.	Illinois
Valley Landfills, Inc.	Oregon
VHG, Inc.	Minnesota
Vining Disposal Service, Inc.	Massachusetts
Warner Hill Development Company	Ohio
Wasatch Regional Landfill, Inc.	Utah
Waste Control Systems, Inc.	Oregon
Waste Services of New York, Inc.	New York
Wastehaul, Inc.	Indiana
Wayne County Landfill IL, Inc.	Delaware
WDTR, Inc.	Oregon
Willamette Resources, Inc.	Oregon
Williams County Landfill Inc.	Ohio
WJR Environmental, Inc.	Washington
Woodlake Sanitary Service, Inc.	Minnesota

LIMITED LIABILITY COMPANIES

Name of Company	State of Formation
Allied Gas Recovery Systems, L.L.C.	Delaware
Allied Services, LLC	Delaware
Allied Transfer Systems of New Jersey, LLC	New Jersey
Allied Waste Environmental Management Group, LLC	Delaware
Allied Waste Niagara Falls Landfill, LLC	New York
Allied Waste of New Jersey-New York, LLC	Delaware
Allied Waste Recycling Services of New Hampshire, LLC	Delaware
Allied Waste Services of Massachusetts, LLC	Massachusetts
Allied Waste Services of North America, LLC	Delaware
Allied Waste Sycamore Landfill, LLC	Delaware
Allied Waste Systems of Arizona, LLC	Arizona
Allied Waste Systems of Colorado, LLC	Colorado
Allied Waste Systems of Indiana, LLC	Delaware
Allied Waste Systems of Michigan, LLC	Michigan
Allied Waste Systems of Montana, LLC	Montana
Allied Waste Systems of New Jersey, LLC	New Jersey
Allied Waste Systems of North Carolina, LLC	North Carolina
Allied Waste Systems of Pennsylvania, LLC	Pennsylvania
Allied Waste Transfer Services of Arizona, LLC	Delaware
Allied Waste Transfer Services of California, LLC	California
Allied Waste Transfer Services of Florida, LLC	Florida
Allied Waste Transfer Services of Iowa, LLC	Iowa
Allied Waste Transfer Services of New York, LLC	New York
Allied Waste Transfer Services of North Carolina, LLC	North Carolina
Allied Waste Transfer Services of Oregon, LLC	Oregon
Allied Waste Transfer Services of Lima, LLC	Ohio
Allied Waste Transfer Services of Rhode Island, LLC	Delaware
Anderson Regional Landfill, LLC	Delaware
Anson County Landfill NC, LLC	Delaware
Autauga County Landfill, LLC	Alabama
AWIN Leasing II, LLC	Ohio
BFGSI, L.L.C.	Delaware
BFI Transfer Systems of Alabama, LLC	Delaware
BFI Transfer Systems of DC, LLC	Delaware
BFI Transfer Systems of Georgia, LLC	Delaware
BFI Transfer Systems of Maryland, LLC	Delaware
BFI Transfer Systems of Massachusetts, LLC	Massachusetts
BFI Transfer Systems of Mississippi, LLC	Delaware
BFI Transfer Systems of Pennsylvania, LLC	Pennsylvania
BFI Transfer Systems of Virginia, LLC	Delaware
BFI Waste Services of Pennsylvania, LLC	Pennsylvania
BFI Waste Services of Tennessee, LLC	Delaware
BFI Waste Services, LLC	Delaware
BFI Waste Systems of Alabama, LLC	Delaware
BFI Waste Systems of Arkansas, LLC	Delaware
BFI Waste Systems of Georgia, LLC	Delaware
BFI Waste Systems of Kentucky, LLC	Delaware
BFI Waste Systems of Louisiana, LLC	Delaware

Name of Company	State of Formation
BFI Waste Systems of Massachusetts, LLC	Massachusetts
BFI Waste Systems of Mississippi, LLC	Delaware
BFI Waste Systems of Missouri, LLC	Delaware
BFI Waste Systems of North Carolina, LLC	Delaware
BFI Waste Systems of Oklahoma, LLC	Oklahoma
BFI Waste Systems of South Carolina, LLC	Delaware
BFI Waste Systems of Tennessee, LLC	Delaware
BFI Waste Systems of Virginia, LLC	Delaware
Bridgeton Landfill, LLC	Delaware
Bridgeton Transfer Station, LLC	Delaware
Browning-Ferris Industries, LLC	Delaware
Brundidge Landfill, LLC	Delaware
Brunswick Waste Management Facility, LLC	Delaware
Butler County Landfill, LLC	Delaware
C & C Expanded Sanitary Landfill, LLC	Michigan
Carbon Limestone Landfill, LLC	Ohio
Chilton Landfill, LLC	Delaware
County Environmental Landfill, LLC	Ohio
County Land Development Landfill, LLC	Ohio
Courtney Ridge Landfill, LLC	Delaware
Crescent Acres Landfill, LLC	Louisiana
Cumberland County Development Company, LLC	Virginia
D & L Disposal L.L.C.	Delaware
E Leasing Company, LLC	Delaware
ECDC Environmental, L.C.	Utah
Ellis Scott Landfill MO, LLC	Delaware
Envotech-Illinois L.L.C.	Delaware
Evergreen Scavenger Service, L.L.C.	Delaware
Flint Hill Road, LLC	South Carolina
Forest View Landfill, LLC	Delaware
Frontier Waste Services (Colorado), LLC	Colorado
Frontier Waste Services (Utah), LLC	Utah
Frontier Waste Services of Louisiana L.L.C.	Louisiana
Gateway Landfill, LLC	Georgia
General Refuse Service of Ohio, LLC	Ohio
Great Plains Landfill OK, LLC	Delaware
Greenridge Reclamation, LLC	Pennsylvania
Greenridge Waste Services, LLC	Pennsylvania
H Leasing Company, LLC	Delaware
Hancock County Development Company, LLC	Mississippi
Harrison County Landfill, LLC	Mississippi
Jackson County Landfill, LLC	Mississippi
Jefferson City Landfill, LLC	Delaware

Name of Company	State of Formation
Jefferson Parish Development Company, LLC	Louisiana
Lee County Landfill SC, LLC	Delaware
Lemons Landfill, LLC	Delaware
Liberty Waste Services Limited, L.L.C.	Delaware
Liberty Waste Services of Illinois, L.L.C.	Illinois
Liberty Waste Services of McCook, L.L.C.	Delaware
Little Creek Landing, LLC	Delaware
Local Sanitation of Rowan County, L.L.C.	Delaware
Lorain County Landfill, LLC	Ohio
Lucas County Landfill, LLC	Ohio
Madison County Development, LLC	Tennessee
Menands Environmental Solutions, LLC	New York
Missouri City Landfill, LLC	Missouri
N Leasing Company, LLC	Delaware
New York Waste Services, LLC	Delaware
Northeast Landfill, LLC	Delaware
Obscurity Land Development, LLC	Oklahoma
Oklahoma City Landfill, L.L.C.	Oklahoma
Packerton Land Company, L.L.C.	Delaware
Pinecrest Landfill OK, LLC	Delaware
Polk County Landfill, LLC	Delaware
Prince George’s County Landfill, LLC	Maryland
S Leasing Company, LLC	Delaware
San Diego Landfill Systems, LLC	California
Sand Valley Holdings, L.L.C.	Delaware
Show-Me Landfill, LLC	Delaware
Southeast Landfill, LLC	Delaware
St. Bernard Parish Development Company, LLC	Louisiana
St. Joseph Landfill, LLC	Missouri
Total Roll-Offs, L.L.C.	Texas
Wayne County Land Development, LLC	New York
Webster Parish Landfill, L.L.C.	Delaware
Willow Ridge Landfill, LLC	Delaware

PARTNERSHIPS

Name of Company	Sate of Formation
Abilene Landfill TX, LP	Delaware
Benson Valley Landfill General Partnership	Kentucky
Benton County Development Company	Indiana
BFI Elliott Landfill TX, LP	Delaware
BFI Energy Systems of Southeastern Connecticut, Limited Partnership	Delaware
BFI Transfer Systems of Texas, LP	Delaware
BFI Waste Services of Indiana, LP	Delaware
BFI Waste Services of Texas, LP	Delaware
BFI Waste Systems of Indiana, LP	Delaware
Blue Ridge Landfill General Partnership	Kentucky
Blue Ridge Landfill TX, LP	Delaware
Brenham Total Roll-Offs, LP	Delaware
Camelot Landfill TX, LP	Delaware
Clinton County Landfill Partnership	Indiana
County Line Landfill Partnership	Indiana
Crow Landfill TX, L.P.	Delaware
Desarrollo del Rancho La Gloria TX, LP	Texas
El Centro Landfill, L.P.	Texas
Ellis County Landfill TX, LP	Delaware
Fort Worth Landfill TX, LP	Delaware
Frontier Waste Services, L.P.	Texas
Galveston County Landfill TX, LP	Delaware
Giles Road Landfill TX, LP	Delaware
Golden Triangle Landfill TX, LP	Delaware
Green Valley Landfill General Partnership	Kentucky
Greenwood Landfill TX, LP	Delaware
Gulf West Landfill TX, LP	Delaware
Illiana Disposal Partnership	Indiana
Itasca Landfill TX, LP	Delaware
Jasper County Development Company Partnership	Indiana
Kerrville Landfill TX, LP	Delaware
Key Waste Indiana Partnership	Indiana
Lake County C & D Development Partnership	Indiana
Lewisville Landfill TX, LP	Delaware
Mars Road TX, LP	Delaware
McCarty Road Landfill TX, LP	Delaware
Mesquite Landfill TX, LP	Delaware
Mexia Landfill TX, LP	Delaware
Morehead Landfill General Partnership	Kentucky
Newton County Landfill Partnership	Indiana
Panama Road Landfill, TX, L.P.	Delaware

Name of Company	Sate of Formation
Pine Hill Farms Landfill TX, LP	Delaware
Pleasant Oaks Landfill TX, LP	Delaware
Rabanco Companies	Washington
Regional Disposal Company	Washington
Rio Grande Valley Landfill TX, LP	Delaware
Royal Oaks Landfill TX, LP	Delaware
South Central Texas Land Co. TX, LP	Texas
Southwest Landfill TX, LP	Delaware
Springfield Environmental General Partnership	Indiana
Tessman Road Landfill TX, LP	Delaware
Tippecanoe County Waste Services Partnership	Indiana
Turkey Creek Landfill TX, LP	Delaware
Victoria Landfill TX, LP	Delaware
Warrick County Development Company	Indiana
Whispering Pines Landfill TX, LP	Delaware

SCHEDULE B
Subsidiaries
3003304 Nova Scotia Company
572060 B.C. Ltd.
Abilene Landfill TX, LP
Action Disposal, Inc.
Ada County Development Company, Inc.
Adrian Landfill, Inc.
ADS of Illinois, Inc.
ADS, Inc.
Agri-Tech, Inc. of Oregon
Alabama Recycling Services, Inc.
Albany-Lebanon Sanitation, Inc.
Allied Acquisition Pennsylvania, Inc.
Allied Acquisition Two, Inc.
Allied Enviroengineering, Inc.
Allied Gas Recovery Systems, L.L.C.
Allied Green Power, Inc.
Allied Nova Scotia, Inc.
Allied Receivables Funding Incorporated
Allied Services, LLC
Allied Transfer Systems of New Jersey, LLC
Allied Waste Alabama, Inc.
Allied Waste Company, Inc.
Allied Waste Employee Relief Fund
Allied Waste Environmental Management Group, LLC
Allied Waste Hauling of Georgia, Inc.
Allied Waste Holdings (Canada) Ltd.
Allied Waste Industries (Arizona), Inc.
Allied Waste Industries (New Mexico), Inc.
Allied Waste Industries (Southwest), Inc.
Allied Waste Industries of Georgia, Inc.
Allied Waste Industries of Illinois, Inc.
Allied Waste Industries of Northwest Indiana, Inc.
Allied Waste Industries of Tennessee, Inc.
Allied Waste Landfill Holdings, Inc.
Allied Waste Niagara Falls Landfill, LLC
Allied Waste North America, Inc.
Allied Waste of California, Inc.
Allied Waste of Long Island, Inc.
Allied Waste of New Jersey, Inc.
Allied Waste of New Jersey-New York, LLC
Allied Waste Recycling Services of New Hampshire, LLC
Allied Waste Rural Sanitation, Inc.
Allied Waste Services of Massachusetts, LLC
Allied Waste Services of North America, LLC
Allied Waste Services of Page, Inc.
Allied Waste Services of Stillwater, Inc.
Allied Waste Sycamore Landfill, LLC
Allied Waste Systems Holdings, Inc.
Allied Waste Systems of Arizona, LLC
Allied Waste Systems of Colorado, LLC
Allied Waste Systems of Indiana, LLC
Allied Waste Systems of Michigan, LLC
Allied Waste Systems of Montana, LLC
Allied Waste Systems of New Jersey, LLC
Allied Waste Systems of North Carolina, LLC
Allied Waste Systems of Pennsylvania, LLC
Allied Waste Systems, Inc.
Allied Waste Transfer Services of Arizona, LLC
Allied Waste Transfer Services of California, LLC
Allied Waste Transfer Services of Florida, LLC
Allied Waste Transfer Services of Iowa, LLC
Allied Waste Transfer Services of Lima, LLC
Allied Waste Transfer Services of New York, LLC
Allied Waste Transfer Services of Rhode Island, LLC
Allied Waste Transfer Services of North Carolina, LLC
Allied Waste Transfer Services of Oregon, LLC
Allied Waste Transfer Services of Utah, Inc.
Allied Waste Transportation, Inc.
American Disposal Services of Illinois, Inc.
American Disposal Services of Kansas, Inc.
American Disposal Services of Missouri, Inc.
American Disposal Services of New Jersey, Inc.
American Disposal Services of West Virginia, Inc.
American Disposal Services, Inc.
American Disposal Transfer Services of Illinois, Inc.
American Materials Recycling Corp.
American Sanitation, Inc.
American Transfer Company, Inc.
Anderson Regional Landfill, LLC
Anson County Landfill NC, LLC
Apache Junction Landfill Corporation
Arbor Hills Holdings, LLC
Area Disposal, Inc.
Atlantic Waste Holding Company, Inc.
Attwoods of North America, Inc.
Attwoods Umweltschutz GmbH
Atwoods Holdings GmbH
Autauga County Landfill, LLC
Automated Modular Systems, Inc.
Autoshred, Inc.

AWIN Leasing Company, Inc.
AWIN Leasing II, LLC
AWIN Management, Inc.
BBCO, Inc.
Belleville Landfill, Inc.
Benson Valley Landfill General Partnership
Benton County Development Company
BFGSI Series 1997-A Trust
BFGSI, L.L.C.
BFI Argentina, S.A.
BFI Atlantic GmbH i. L.
BFI Atlantic, Inc.
BFI Elliott Landfill TX, LP
BFI Energy Systems of Albany, Inc.
BFI Energy Systems of Boston, Inc.
BFI Energy Systems of Delaware County, Inc.
BFI Energy Systems of Essex County, Inc.
BFI Energy Systems of Hempstead, Inc.
BFI Energy Systems of Niagara II, Inc.
BFI Energy Systems of Niagara, Inc.
BFI Energy Systems of Plymouth, Inc.
BFI Energy Systems of SEMASS, Inc.
BFI Energy Systems of Southeastern Connecticut, Inc.
BFI Energy Systems of Southeastern Connecticut, Limited Partnership
BFI International, Inc.
BFI of Ponce, Inc.
BFI REF-FUEL, INC.
BFI Services Group, Inc.
BFI Trans River (GP), Inc.
BFI Trans River (LP), Inc.
BFI Transfer Systems of Alabama, LLC
BFI Transfer Systems of DC, LLC
BFI Transfer Systems of Georgia, LLC
BFI Transfer Systems of Maryland, LLC
BFI Transfer Systems of Massachusetts, LLC
BFI Transfer Systems of Mississippi, LLC
BFI Transfer Systems of New Jersey, Inc.
BFI Transfer Systems of Pennsylvania, LLC
BFI Transfer Systems of Texas, LP
BFI Transfer Systems of Virginia, LLC
BFI Waste Services of Indiana, LP
BFI Waste Services of Pennsylvania, LLC
BFI Waste Services of Tennessee, LLC
BFI Waste Services of Texas, LP
BFI Waste Services, LLC
BFI Waste Systems of Alabama, LLC
BFI Waste Systems of Arkansas, LLC
BFI Waste Systems of Georgia, LLC
BFI Waste Systems of Indiana, LP
BFI Waste Systems of Kentucky, LLC
BFI Waste Systems of Louisiana, LLC
BFI Waste Systems of Massachusetts, LLC
BFI Waste Systems of Mississippi, LLC
BFI Waste Systems of Missouri, LLC
BFI Waste Systems of New Jersey, Inc.
BFI Waste Systems of North America, Inc.
BFI Waste Systems of North Carolina, LLC
BFI Waste Systems of Oklahoma, LLC
BFI Waste Systems of South Carolina, LLC
BFI Waste Systems of Tennessee, LLC
BFI Waste Systems of Virginia, LLC
Bio-Med of Oregon, Inc.
Blue Ridge Landfill General Partnership
Blue Ridge Landfill TX, LP
Bond County Landfill, Inc.
Borrego Landfill, Inc.
Brenham Total Roll-Offs, LP
Brickyard Disposal & Recycling, Inc.
Bridgeton Landfill, LLC
Borrow Pit Corp.
Bridgeton Transfer Station, LLC
Browning-Ferris Energy Inc.
Browning-Ferris Financial Services, Inc.
Browning-Ferris Industries Argentina, S.A.
Browning-Ferris Industries Asia Pacific, Inc.
Browning-Ferris Industries Chemical Services, Inc.
Browning-Ferris Industries de Mexico, S.A. de C.V.
Browning-Ferris Industries Europe, Inc.
Browning-Ferris Industries of California, Inc.
Browning-Ferris Industries of Florida, Inc.
Browning-Ferris Industries of Illinois, Inc.
Browning-Ferris Industries of New Jersey, Inc.
Browning-Ferris Industries of New York, Inc.
Browning-Ferris Industries of Ohio, Inc.
Browning-Ferris Industries of Puerto Rico, Inc.
Browning-Ferris Industries of Tennessee, Inc.
Browning-Ferris Industries, Inc. (MA)
Browning-Ferris Industries, LLC
Browning-Ferris Industries, Ltd.

Browning-Ferris Quebec Inc.
Browning-Ferris Services, Inc.
Browning-Ferris, Inc.
Brundidge Landfill, LLC
Brunswick Waste Management Facility, LLC
Bunting Trash Service, Inc.
Butler County Landfill, LLC
C & C Expanded Sanitary Landfill, LLC
Camelot Landfill TX, LP
Capitol Recycling and Disposal, Inc.
Carbon Limestone Landfill, LLC
CC Landfill, Inc.
CECOS International, Inc.
Celina Landfill, Inc.
Central Arizona Transfer, Inc.
Central Sanitary Landfill, Inc.
Chambers Development of North Carolina, Inc.
Champlin Refuse, Inc.
Charter Evaporation Resource Recovery Systems
Cherokee Run Landfill, Inc.
Chilton Landfill, LLC
Citizens Disposal, Inc.
City-Star Services, Inc.
Clarkston Disposal, Inc.
Clinton County Landfill Partnership
Cocopah Landfill, Inc.
Commercial Reassurance Limited
Congress Development Co.
Consolidated Processing, Inc.
Copper Mountain Landfill, Inc.
Corvallis Disposal Co.
County Disposal (Ohio), Inc.
County Disposal, Inc.
County Environmental Landfill, LLC
County Land Development Landfill, LLC
County Landfill, Inc.
County Line Landfill Partnership
Courtney Ridge Landfill, LLC
Crescent Acres Landfill, LLC
Crow Landfill TX, L.P.
Cumberland County Development Company, LLC
D & L Disposal L.L.C.
Dallas Disposal Co.
Delta Container Corporation
Delta Dade Recycling Corp.
Delta Paper Stock, Co.
Delta Resources Corp.
Delta Site Development Corp.
Delta Waste Corp.
Dempsey Waste Systems II, Inc.
Denver RL North, Inc.
Desarrollo del Rancho La Gloria TX, LP
Dinverno, Inc.
DTC Management, Inc.
E Leasing Company, LLC
Eagle Industries Leasing, Inc.
Eastern Disposal, Inc.
ECDC Environmental of Humboldt County, Inc.
ECDC Environmental, L.C.
ECDC Holdings, Inc.
EcoSort, L.L.C.
El Centro Landfill, L.P.
Elder Creek Transfer & Recovery, Inc.
Ellis County Landfill TX, LP
Ellis Scott Landfill MO, LLC
Environmental Development Corp.
Environmental Development Corp.
Environmental Reclamation Company
Environtech, Inc.
Envotech-Illinois L.L.C.
Evergreen National Indemnity Company
Evergreen Scavenger Service, L.L.C.
Evergreen Scavenger Services, Inc.
F. P. McNamara Rubbish Removal, Inc.
Flint Hill Road, LLC
Foothills Sanitary Landfill, Inc.
Forest View Landfill, LLC
Fort Worth Landfill TX, LP
Forward, Inc.
Fred Barbara Trucking Co., Inc.
Frontier Waste Services (Colorado), LLC
Frontier Waste Services (Utah), LLC
Frontier Waste Services of Louisiana L.L.C.
Frontier Waste Services, L.P.
G. Van Dyken Disposal Inc.
Galveston County Landfill TX, LP
Gateway Landfill, LLC
GEK, Inc.
General Refuse Rolloff Corp.
General Refuse Service of Ohio, LLC
Georgia Recycling Services, Inc.
Giles Road Landfill TX, LP

Global Indemnity Assurance Company
Golden Triangle Landfill TX, LP
Golden Waste Disposal, Inc.
Grants Pass Sanitation, Inc.
Great Lakes Disposal Service, Inc.
Great Plains Landfill OK, LLC
Green Valley Landfill General Partnership
Greenridge Reclamation, LLC
Greenridge Waste Services, LLC
Greenwood Landfill TX, LP
Gulf West Landfill TX, LP
Gulfcoast Waste Service, Inc.
H Leasing Company, LLC
Hancock County Development Company, LLC
Harland’s Sanitary Landfill, Inc.
Harrison County Landfill, LLC
Illiana Disposal Partnership
Illinois Landfill, Inc.
Illinois Recycling Services, Inc.
Illinois Valley Recycling, Inc.
Imperial Landfill, Inc.
Independent Trucking Company
Ingrum Waste Disposal, Inc.
International Disposal Corp. of California
Island Waste Services Ltd.
Itasca Landfill TX, LP
Jackson County Landfill, LLC
Jasper County Development Company Partnership
Jefferson City Landfill, LLC
Jefferson Parish Development Company, LLC
Jetter Disposal, Inc.
Kankakee Quarry, Inc.
Keller Canyon Landfill Company
Keller Drop Box, Inc.
Kent-Meridian Disposal Company
Kerrville Landfill TX, LP
Key Waste Indiana Partnership
La Cañada Disposal Company, Inc.
Lake County C & D Development Partnership
Lake Norman Landfill, Inc.
LandComp Corporation
Lathrop Sunrise Sanitation Corporation
Lee County Landfill SC, LLC
Lee County Landfill, Inc.
Lemons Landfill, LLC
Lewisville Landfill TX, LP
Liberty Waste Holdings, Inc.
Liberty Waste Services Limited, L.L.C.
Liberty Waste Services of Illinois, L.L.C.
Liberty Waste Services of McCook, L.L.C.
Little Creek Landing, LLC
Local Sanitation of Rowan County, L.L.C.
Loop Recycling, Inc.
Loop Transfer, Incorporated
Lorain County Landfill, LLC
Louis Pinto & Son, Inc., Sanitation Contractors
Lucas County Land Development, Inc.
Lucas County Landfill, LLC
Madison County Development, LLC
Manumit of Florida, Inc.
Marion Resource Recovery Facility, LLC
Mars Road TX, LP
McCarty Road Landfill TX, LP
McInnis Waste Systems, Inc.
Menands Environmental Solutions, LLC
Mesa Disposal, Inc.
Mesquite Landfill TX, LP
Mexia Landfill TX, LP
Midway Development Company, Inc.
Minneapolis Refuse, Inc.
Mirror Nova Scotia Limited
Mississippi Waste Paper Company
Missouri City Landfill, LLC
Morehead Landfill General Partnership
Mountain Home Disposal, Inc.
N Leasing Company, LLC
NationsWaste Catawba Regional Landfill, Inc.
NationsWaste, Inc.
Ncorp, Inc.
New Morgan Landfill Company, Inc.
New York Waste Services, LLC
Newco Waste Systems of New Jersey, Inc.
Newton County Landfill Partnership
Noble Road Landfill, Inc.
Northeast Landfill, LLC
Northlake Transfer, Inc.
Oakland Heights Development, Inc.
Obscurity Land Development, LLC
Oklahoma City Landfill, L.L.C.
Omega Holdings Gmbh
Oscar’s Collection System of Fremont, Inc.
Otay Landfill, Inc.
Ottawa County Landfill, Inc.

Packerton Land Company, L.L.C.
Palomar Transfer Station, Inc.
Panama Road Landfill, TX, L.P.
Peltier Real Estate Company
Pinal County Landfill Corp.
Pine Bend Holdings, LLC
Pine Hill Farms Landfill TX, LP
Pinecrest Landfill OK, LLC
Pittsburg County Landfill, Inc.
Pleasant Oaks Landfill TX, LP
Polk County Landfill, LLC
Port Clinton Landfill, Inc.
Portable Storage Co.
Preble County Landfill, Inc.
Price & Sons Recycling Company
Prince George’s County Landfill, LLC
Rabanco Companies
Rabanco Recycling, Inc.
Rabanco, Ltd.
Ramona Landfill, Inc.
RC Miller Enterprises, Inc.
RC Miller Refuse Service, Inc.
RCS, Inc.
Ref-Fuel Canada Ltd.
Regional Disposal Company
Resource Recovery, Inc.
Rio Grande Valley Landfill TX, LP
Risk Services, Inc.
Rock Road Industries, Inc.
Roosevelt Associates
Ross Bros. Waste & Recycling Co.
Rossman Sanitary Service, Inc.
Roxana Landfill, Inc.
Royal Holdings, Inc.
Royal Oaks Landfill TX, LP
S & S Recycling, Inc.
S Leasing Company, LLC
Saguaro National Captive Insurance Company
Saline County Landfill, Inc.
San Diego Landfill Systems, LLC
San Marcos NCRRF, Inc.
Sand Valley Holdings, L.L.C.
Sangamon Valley Landfill, Inc.
Sanitary Disposal Service, Inc.
Sauk Trail Development, Inc.
Show-Me Landfill, LLC
Shred — All Recycling Systems, Inc.
Source Recycling, Inc.
South Central Texas Land Co. TX, LP
Southeast Landfill, LLC
Southwest Landfill TX, LP
Springfield Environmental General Partnership
St. Bernard Parish Development Company, LLC
St. Joseph Landfill, LLC
Standard Disposal Services, Inc.
Standard Environmental Services, Inc.
Standard Waste, Inc.
Streator Area Landfill, Inc.
Suburban Transfer, Inc.
Suburban Warehouse, Inc.
Summit Waste Systems, Inc.
Sunrise Sanitation Service, Inc.
Sunset Disposal Service, Inc.
Sunset Disposal, Inc.
Sycamore Landfill, Inc.
Tate’s Transfer Systems, Inc.
Taylor Ridge Landfill, Inc.
Tennessee Union County Landfill, Inc.
Tessman Road Landfill TX, LP
The Ecology Group, Inc.
Thomas Disposal Service, Inc.
Tippecanoe County Waste Services Partnership
Tom Luciano’s Disposal Service, Inc.
Total Roll-Offs, L.L.C.
Total Solid Waste Recyclers, Inc.
Tri-State Recycling Services, Inc.
Tri-State Refuse Corporation
Tricil (N.Y.), Inc.
Turkey Creek Landfill TX, LP
United Disposal Service, Inc.
Upper Rock Island County Landfill, Inc.
Valley Landfills, Inc.
VHG, Inc.
Victoria Landfill TX, LP
Vining Disposal Service, Inc.
Warner Hill Development Company
Warrick County Development Company
Wasatch Regional Landfill, Inc.
Waste Control Systems, Inc.
Waste Services of New York, Inc.
Wastehaul, Inc.

Wayne County Land Development, LLC
Wayne County Landfill IL, Inc.
WDTR, Inc.
Webster Parish Landfill, L.L.C.
Whispering Pines Landfill TX, LP
Willamette Resources, Inc.
Williams County Landfill Inc.
Willow Ridge Landfill, LLC
WJR Environmental, Inc.
Woodlake Sanitary Service, Inc.

SCHEDULE C

Principal
Amount of
Underwriter	Notes
UBS Securities LLC	$198,750,000
Citigroup Global Markets Inc.	105,000,000
Credit Suisse Securities (USA) LLC	105,000,000
J.P. Morgan Securities Inc.	105,000,000
Banc of America Securities LLC	60,000,000
Deutsche Bank Securities Inc.	60,000,000
Wachovia Capital Markets, LLC	60,000,000
BNP Paribus Securities Corp.	18,750,000
Calyon Securities (USA) Inc.	18,750,000
Scotia Capital (USA) Inc.	18,750,000

Total	$750,000,000

EXHIBIT A
Form of Opinion of Latham & Watkins LLP
[To Be Provided]

EXHIBIT B
Form of Opinion of Jo Lynn White, Esq.
          (i) each of the Company and the Identified Guarantors is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;
          (ii) Allied has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus; all the outstanding shares of capital stock of Allied have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;
          (iii) all of the outstanding shares of capital stock of each of Allied’s Significant Subsidiaries (including the Company) (as defined in Rule 1-02 of Regulation S-X under the Act) have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by Allied, free and clear of any Lien except as otherwise disclosed in the Registration Statement or the Prospectus;
          (iv) to the best of such counsel’s knowledge, after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which Allied or any of its subsidiaries is or could be a party or to which any of their respective properties are or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.
          (v) to the best of such counsel’s knowledge, neither Allied nor any of its subsidiaries has violated any Environmental Law or any provisions of ERISA, any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect;
          (vi) to the best of such counsel’s knowledge, each of Allied and its subsidiaries has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of Allied and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect;

          (vii) to the best of such counsel’s knowledge after due inquiry, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to include securities of the Company or any Guarantor with the Notes and Guarantees registered pursuant to any Registration Statement; and
          (viii) to the best of such counsel’s knowledge, Allied and its subsidiaries are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

ANNEX A
Permitted Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-135092
Pricing Term Sheet
February 26, 2007
Allied Waste North America, Inc.
6.875% Senior Notes due 2017

Issuer:	Allied Waste North America, Inc.

Size:	$750,000,000

Maturity:	June 1, 2017

Coupon:	6.875%

Public Offering Price:	100.00% per note; $750,000,000 total

Underwriting Discount:	1.50% per note; $11,250,000 total

Proceeds, Before Expenses, to the Issuer:	98.50% per note; $738,750,000 total

Yield to Maturity:	6.875%

Interest Payment Dates:	June 1 and December 1 of each year, beginning December 1, 2007

Record Date for Interest Payments:	May 15 and November 15

Redemption Provisions:

Make-Whole Call:	Prior to June 1, 2012, at the greater of (a) 100% of principal amount or (b) a discount rate of Treasury plus 50 basis points

Redemption Prices:	Commencing on June 1, 2012:
2012: 103.438%
2013: 102.292%
2014: 101.146%
2015 and thereafter: 100.000%

Redemption with Proceeds of	Prior to June 1, 2010 up to 33 1/3% may be redeemed at 106.875%
Equity Offerings:

Settlement:	T + 10; March 12, 2007

CUSIP:	01958X BS5

Other Information:

Date Relating to Settlement:	Purchasers wishing to trade on or prior to March 6, 2007 will be required to specify an alternative settlement cycle

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the

SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling UBS Securities LLC toll-free at 1-888-722-9555, attention High Yield Syndicate.